EXHIBIT 99.1

CROWN MEDIA HOLDINGS ANNOUNCES OPERATING RESULTS

FOR FIRST QUARTER OF 2012

STUDIO CITY, CA — May 3, 2012 - Crown Media Holdings, Inc. (NASDAQ:CRWN) today reported its operating results for the three months ended March 31, 2012.

Operating Highlights

Positive Financial Results. Adjusted EBITDA increased 27% to $33.0 million for the quarter ended March 31, 2012 compared to the same period last year.

•                  Development On Two Original Scripted Primetime Series. Hallmark Channel is in active development on pilots for two original scripted primetime series, “Cedar Cove”, based on Debbie Macomber’s book series of the same name, and “When Calls the Heart”, adapted from a Janette Oke’s novel. The potential series are based on concepts from the two authors, the voices behind several highly-rated book-to-film adaptations for Hallmark Channel and Hallmark Movie Channel.

•                  Development of Hallmark Channel Daytime Programming Block. A new block of daytime programming will debut this fall, including “Marie!”, a daily talk show hosted by iconic performer Marie Osmond, and “Home & Family”, a live, daily, two-hour lifestyle program shot in a fully-functioning house located on the Universal Studios lot in Los Angeles. Both shows are currently slated to premiere on October 1, 2012.

•                  Original Movie Successes. All four original movie premieres that aired during first quarter on Hallmark Channel ranked in the top 10 for their time period in key demographics and household delivery according to Nielsen.

•                  Expanded Order Of Original Movies. In 2012, Hallmark Channel expects to air 28 new original movies, making this one of the most robust schedules in the network’s history. Hallmark Movie Channel has 7 original movies scheduled for 2012, more than double the number premiered in 2011.

•                  Continued Growth for Hallmark Movie Channel. Hallmark Movie Channel remains one of cable’s fastest growing networks with a 16% increase in distribution from a year ago, according to Nielsen.

“We have completed a very productive first quarter of 2012 with positive financial results, exciting developments in programming, sturdy ratings, and strong distribution gains for Hallmark Movie Channel,” said Bill Abbott, President and CEO of Crown Media Family Networks. “Positioning for the 2012/2013 Upfront season is underway and we have a strong story with our recent results and increased commitment to original programming. During the second quarter, we are well-positioned to build on the positive momentum that we have seen in the first few months of the year.”

Financial Results

Historical financial information is provided in tables at the end of this release.

Operating Results

Crown Media reported revenue of $83.8 million for the first quarter of 2012, a 14% increase from $73.6 million for the first quarter of 2011. Advertising revenue increased 15% to $63.9 million from $55.7 million in the first quarter of 2011due to both audience growth and rate increases. Advertising revenue from the Hallmark Movie Channel increased from $7.3 million for the three months ended March 31, 2011, to $10.5 million for the three months ended March 31, 2012. Subscriber fee revenue increased 12% to $19.8 million from $17.7 million in the first quarter of 2011 due to contractual rate increases and incremental carriage.

For the first quarter of 2012, cost of services increased 6% to $37.2 million from $35.1 million during the same quarter of 2011. Within cost of services, programming expenses increased 6% quarter over quarter to $34.1 million due to additional expense incurred in conjunction with The Martha Stewart Show, new titles acquired over the past year and original movies airing during the first quarter of 2012.

Selling, general and administrative expense decreased 9% to $14.4 million for the first quarter of 2012 from $15.7 million during the same quarter of 2011. During 2011 the Company recorded non-recurring banking fees of $2.5 million attributable to its June 2010 recapitalization. This decrease was offset, in part, by a $0.5 million increase in employee costs and a $0.6 million increase in research costs due to the purchase of ratings information for Hallmark Movie Channel, which had growth in its subscribers.

The Company promoted the original movies Cupid and Chasing Leprechauns during the first quarter of 2012 increasing marketing expense to $0.5 million for the quarter ended March 31, 2012, from $0.4 million for the quarter ended March 31, 2011.

Interest expense increased $10.0 million for the three months ended March 31, 2012 as compared to the three months ended March 31, 2011, due to the 2010 Recapitalization and the treatment of this transaction under troubled debt restructuring accounting.  Interest expense on the Term Loan was $3.3 million for the quarter ended March 31, 2012, and interest expense on the Notes was $8.0 million for the quarter ended March 31, 2012.  Interest expense on the Term A and B Loans was $0.8 million for the quarter ended March 31, 2011.

The Company recorded an income tax provision of $7.3 million for the three months ended March 31, 2012, which is a primarily non-cash income tax expense. During the first quarter of 2011, the Company recorded an income tax benefit of $43.8 million, which reflected the non-cash release of $44.2 million of its deferred tax asset valuation allowance.

Adjusted EBITDA was $33.0 million for the first quarter of 2012 compared to $25.9 million for the same period last year. Cash used in operating activities totaled $4.8 million for the first quarter of 2012 compared to cash provided by operating activities of $7.2 million for the same period last year. The net income to common shareholders for the quarter ended March 31, 2012, totaled $12.3 million, or $0.03 per share, compared to $47.5 million, or $0.13 per share, in the first quarter of 2011.

Conference Call and Webcast to be Held Thursday, May 3rd at 11:00 a.m. ET

Crown Media Holdings’ management will conduct a conference call today at 11:00 a.m., Eastern Time to discuss the results of the first quarter of 2012. Investors and interested parties may listen to the call via a live webcast accessible through the investor relations’ section of the Company’s web site at www.hallmarkchannel.com, or by dialing (800) 688-0796 (Domestic) or (617) 614-4070 (International) and using the pass code “Crown Media First Quarter Earnings Call”. For those listeners accessing the call through the Company’s website, please register and download audio software at the site at least 15 minutes prior to the start time. The webcast will be archived on the site, while a telephone replay of the call is available for 7 days beginning at 1:00 p.m. Eastern Time on Thursday, May 3rd at 888-286-8010 (Domestic) or 617-801-6888 (International), using pass code number 63134657.

About Crown Media Holdings

Crown Media Holdings, Inc. is the corporate parent for the portfolio of cable networks and related businesses under Crown Media Family Networks. The company currently operates and distributes Hallmark Channel in both high definition (HD) and standard definition (SD) to 87 million subscribers in the U.S. Hallmark Channel is the nation’s leading network in providing quality family programming with an ambitious slate of original TV movies, general entertainment, and an array of home and lifestyle content. Hallmark Channel’s sibling network, Hallmark Movie Channel, is available in nearly 47 million homes in HD and SD. One of America’s fastest-growing cable networks, Hallmark Movie Channel provides family-friendly movies with a mix of classic theatrical films, presentations from the acclaimed Hallmark Hall of Fame library, original Hallmark Channel movies and special events. In addition, Crown Media Family Networks includes the online offerings of HallmarkChannel.com and HallmarkMovieChannel.com.

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; our ability to address our liquidity needs; our incurrence of losses; our substantial indebtedness affecting our financial condition and results; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s most recent 10-K and 10-Q Reports. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Use of Adjusted EBITDA

Crown Media evaluates operating performance based on several factors, including Adjusted EBITDA. Our calculation of Adjusted EBITDA adds back non-cash expenses and other items mentioned below.

Our measure of Adjusted EBITDA differs from the normal definition of EBITDA (earnings before interest, taxes, depreciation and amortization) used by most companies. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, subscriber acquisition fee amortization, and other non-cash expenses. For this purpose, restricted stock unit compensation and long term incentive plan expense are treated as non-cash items, although they may result in cash payments during subsequent periods. See “Selected Unaudited Financial Information” below for a reconciliation to GAAP net income. Management views Adjusted EBITDA as a critical measure of our operating performance and monitors this measure closely. We disclose Adjusted EBITDA so that our investors can have some of the same information available to our management to evaluate their investment in our Company.

We also believe that an Adjusted EBITDA provides an indication of the Company’s ability to generate cash flows from operating activities since our non-cash expenses are excluded from our calculation of Adjusted EBITDA. The Adjusted EBITDA calculation allows the Company to assess how much is available to pay debt service and gives a further indication of how much remains to fund discretionary expenditures such as the acquisition of programming or additional subscriber base. However, Adjusted EBITDA should be considered in addition to, not as a substitute for, historical operating income or loss, net loss, cash flow from operations and other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

Adjusted EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash flow from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash basis, exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, Adjusted EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, Adjusted EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are not aware of any uniform standards for determining EBITDA or our Adjusted EBITDA and believe that our calculation of Adjusted EBITDA is probably calculated differently than presentations of EBITDA by other entities because our calculation was based upon the definition in a bank credit agreement.

For additional information, please contact:

Investors and Press

Crown Media Family Networks

Annie Howell, 212.445.6690

anniehowell@crownmedia.com

Crown Media Holdings, Inc.

Unaudited Consolidated Income Statement Information

(In thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Revenues:
Advertising	$62,986	$55,604
Advertising by Hallmark Cards	876	130
Subscriber fees	19,798	17,749
Other revenue	114	112
Total revenue	83,774	73,595
Cost of services:
Non-affiliate programming	33,447	31,726
Hallmark affiliate programming	688	381
Amortization of capital lease	289	289
Other cost of services	2,780	2,663
Total cost of services	37,204	35,059
Selling, general and administrative expenses	14,355	15,736
Marketing expense	500	350
Depreciation and amortization	348	385
Income from operations before interest and income tax expense	31,367	22,065
Interest expense	(11,773)	(1,795)
Income from operations before income tax expense	19,594	20,270
Income (provision) tax benefit	(7,324)	43,827
Net income	12,270	64,097
Income to Preferred Stockholder	—	(16,594)
Net income to common stockholders	$12,270	$47,503
Net income per share - basic	$0.03	$0.13
Net income per share - diluted	$0.03	$0.13
Weighted average shares outstanding	359,676	359,676

Crown Media Holdings, Inc.

Unaudited Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of March 31,	As of December 31,
	2012	2011

ASSETS

Cash and cash equivalents	$11,959	$35,181
Accounts receivable, less allowance for doubtful accounts of $194 and $181, respectively	80,610	83,798
Program license fees	93,031	98,158
Prepaid program license fees	24,424	11,533
Deferred tax asset	12,900	14,200
Prepaid and other assets	1,693	1,174
Total current assets	224,617	244,044
Program license fees	155,698	152,806
Property and equipment, net	10,803	11,236
Deferred tax asset	216,283	221,800
Debt issuance costs	11,386	11,711
Other assets	6,235	2,839
Goodwill	314,033	314,033
Total assets	$939,055	$958,469

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued liabilities	$14,992	$15,391
Audience deficiency reserve	10,244	10,256
License fees payable	113,655	135,768
Payables to Hallmark Cards affiliates	8,931	4,051
Interest payable	6,624	17,135
Current maturities of long-term debt	2,100	19,600
Total current liabilities	156,546	202,201
Accrued liabilities	18,934	16,667
License fees payable	25,892	8,737
Long-term debt, net of current maturities	486,917	487,368
Total liabilities	688,289	714,973

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY
Class A common stock, $.01 par value; 500,000,000 shares authorized; 359,675,936 shares issued and outstanding as of both March 31, 2012 and December 31, 2011	3,597	3,597
Paid-in capital	2,077,241	2,082,241
Accumulated deficit	(1,830,072)	(1,842,342)
Total stockholders’ equity	250,766	243,496
Total liabilities and stockholders’ equity	$939,055	$958,469

Crown Media Holdings, Inc.

Selected Unaudited Financial Information

(in thousands)

	Three Months Ended March 31,
	2012	2011

Net income	$12,270	$64,097
Subscriber acquisition fee amortization expense	328	298
Depreciation and amortization	637	674
Interest expense	11,773	1,795
Income tax (benefit) provision	7,324	(43,827)
Bank fees	—	2,500
Long term incentive plan expense	561	364
Restricted stock unit compensation	71	40
Adjusted earnings before interest, taxes, depreciation and amortization	$32,964	$25,941

Programming and other amortization	31,182	29,387
Provision for allowance for doubtful account	20	172
Changes in operating assets and liabilities:
Change to program license fees	(28,550)	(53,760)
Change to prepaid program license fees	(12,891)	(12,106)
Change in license fees payable	(4,259)	21,841
Interest paid	(21,955)	(1,258)
Changes in other operating assets and liabilities, net of adjustments above	(1,331)	(3,035)
Net cash (used in) provided by operating activities	$(4,820)	$7,182

Crown Media Holdings, Inc.

Selected Unaudited Cash Flow Statement Information

(in thousands)

	Three Months Ended March 31,
	2012	2011

Net cash provided by (used in) operating activities	$(4,820)	$7,182
Net cash used in investing activities	(92)	(240)
Net cash used in financing activities	(18,310)	(22,989)
Net decrease in cash and cash equivalents	(23,222)	(16,047)
Cash and cash equivalents, beginning of period	35,181	30,565
Cash and cash equivalents, end of period	$11,959	$14,518